Exhibit 99.3

Charter Extends Maturities and Reduces Pricing of Certain of its Credit Facilities

STAMFORD, Connecticut – October 24, 2019 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) today announced that its subsidiary, Charter Communications Operating, LLC (“CCO”), entered into an amendment to its Credit Agreement (i) converting all of its outstanding Term B Loans into new Term B-1 Loans and/or new Term B-2 Loans, (ii) converting some of its outstanding Term A-2 Loans and all of its outstanding Term A-3 Loans into new Term A-4 Loans and (iii) extending the maturity of and reducing the pricing with respect to approximately $4.5 billion of its $4.75 billion revolving credit facility.

The Lenders under the Credit Agreement converted (i) approximately $2.4 billion of the existing Term B Loans into Term B-1 Loans, which mature on April 30, 2025, and (ii) approximately $3.8 billion of the remaining Term B Loans into Term B-2 Loans, which mature on February 1, 2027. Pricing on the Term B-1 Loans and the Term B-2 Loans was set at LIBOR plus 175 basis points. The Lenders under the Credit Agreement also converted (i) approximately $158 million of the existing Term A-2 Loans and (ii) 100% of the approximately $3.9 billion existing Term A-3 Loans into a new tranche of Term A-4 Loans, which mature on February 1, 2025. Pricing on the Term A-4 Loans was set at LIBOR plus 125 basis points. Lastly, pricing on approximately $4.5 billion of the $4.75 billion revolving credit facility was reduced from LIBOR plus 150 basis points to LIBOR plus 125 basis points, and the maturity date with respect thereto was extended from March 29, 2024 to February 1, 2025. Remaining portions of the Term A-2 Loans and the revolving credit facility mature on March 31, 2023.

This news release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale, nor is it an offer to purchase, or the solicitation of an offer to sell any securities in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About Charter

Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband communications company and the second largest cable operator in the United States. Charter provides a full range of advanced residential broadband services, including Spectrum TV® programming, Spectrum Internet®, Spectrum Voice®, and Spectrum Mobile™. Under the Spectrum Business® brand, Charter provides scalable, and cost-effective broadband communications solutions to small and medium-sized business organizations, including Internet access, business telephone, and TV services. Through the Spectrum Enterprise brand, Charter is a national provider of scalable, fiber-based technology solutions serving many of America's largest businesses and communications service providers. Charter's advertising sales and production services are sold under the Spectrum Reach® brand. Charter's news and sports networks are operated under the Spectrum Networks brand. More information about Charter can be found at newsroom.charter.com.

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Contact:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” "initiatives," “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases” and “potential,” among others.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.

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